Exhibit 99.1   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference August 7, 2020, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE
U.S. Cellular reports second quarter 2020 results
Network modernization strategy is delivering enhanced network performance

CHICAGO (August 6, 2020) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $973 million for the second quarter of 2020, which is equal to the same period one year ago. Service revenues totaled $753 million, which is down 1% compared to the same period a year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $68 million and $0.78, respectively, for the second quarter of 2020 compared to $31 million and $0.35, respectively, in the same period one year ago.
"My first month at U.S. Cellular has been full of learning and listening - a seamless and effective transition," said Laurent C. Therivel. "I want to thank Ken Meyers for providing sound advice and counsel. Over the past few weeks, I have traveled to various locations and met with many of our associates (in the safest manner possible). I am inspired by our customer-centric culture and high levels of engagement, and I'm inspired by the flexibility and resiliency our associates have displayed throughout this pandemic. It is clear to me that our competitive advantage rests on our focus on the customer and our high-quality network. Our network strength was recently recognized, with U.S. Cellular ranking #1 in the North Central Region in the J.D. Power 2020 Wireless Network Quality Performance Study - Volume 2, making this the 7th time since 2016 that U.S. Cellular has received an award. This recognition validates that our network modernization strategy is working.
"Many aspects of our second quarter performance were impacted by the pandemic yet we were able to generate very solid results. Churn was exceptionally low, offsetting less store traffic, and we saw an increase in smartphone connections. We continued our network investment programs, deploying 5G to additional markets and maintaining the quality of our network despite increasing demand for data. The leadership team and I will be looking across the organization to identify, evaluate and accelerate further growth opportunities. I am looking forward to our progress throughout the back half of 2020 and thank all our associates for their support."

2020 Estimated Results
U.S. Cellular’s current estimates of full-year 2020 results are shown below. Such estimates represent management’s view as of August 6, 2020 and should not be assumed to be current as of any future date. U.S. Cellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results, especially in light of the uncertainty created by the COVID-19 pandemic.

2020 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$3,000-$3,100	Unchanged
Adjusted OIBDA[1]	$725-$850	Unchanged
Adjusted EBITDA[1]	$900-$1,025	Unchanged
Capital expenditures	$850-$950	Unchanged

The following table provides a reconciliation of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results, actual results for the six months ended June 30, 2020, and actual results for the year ended December 31, 2019. In providing 2020 estimated results, U.S. Cellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, U.S. Cellular is unable to provide such guidance.

		Actual Results
	2020 Estimated Results	Six Months Ended June 30, 2020	Year Ended December 31, 2019
(Dollars in millions)
Net income (GAAP)	N/A	$141	$133
Add back:
Income tax expense	N/A	8	52
Income before income taxes (GAAP)	$95-$220	$149	$185
Add back:
Interest expense	100	49	110
Depreciation, amortization and accretion expense	685	354	702
EBITDA (Non-GAAP)[1]	$880-$1,005	$552	$997
Add back or deduct:
(Gain) loss on asset disposals, net	20	8	19
(Gain) loss on sale of business and other exit costs, net	—	—	(1)
Adjusted EBITDA (Non-GAAP)[1]	$900-$1,025	$560	$1,015
Deduct:
Equity in earnings of unconsolidated entities	165	89	166
Interest and dividend income	10	5	17
Adjusted OIBDA (Non-GAAP)[1]	$725-$850	$466	$832

[1]
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for June 30, 2020, can be found on U.S. Cellular’s website at investors.uscellular.com.

Conference Call Information
U.S. Cellular will hold a conference call on August 7, 2020 at 9:00 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://www.webcaster4.com/Webcast/Page/1145/36390.

▪	Access the call by phone at (833) 968-2187, conference ID: 3255207.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About U.S. Cellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.9 million connections in 21 states. The Chicago-based company had 5,400 full- and part-time associates as of June 30, 2020. At the end of the second quarter of 2020, Telephone and Data Systems, Inc. owned 82 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
312-592-5379
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS
312-592-5341
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the impact, duration and severity of the COVID-19 pandemic; intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the state and federal regulatory environment; the ability to attract people of outstanding talent throughout all levels of the organization; conditions in the U.S. telecommunications industry; U.S. Cellular's smaller scale relative to larger competitors; changes in demand, consumer preferences, price competition, or churn rates; advances in technology; the value of assets and investments; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or licenses and/or expansion of U.S. Cellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; cyber-attacks or other breaches of network or information technology security; changes in facts and circumstances that could require U.S. Cellular to record adjustments to amounts reflected in the financial statements; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; pending and future litigation; potential conflicts of interests between TDS and U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of U.S. Cellular's Form 10-K, as updated by any U.S. Cellular Form 10-Q filed subsequent to such Form 10-K.

The impact of the COVID-19 pandemic on U.S. Cellular's business is uncertain, but depending on its duration and severity it could have a material adverse effect on U.S. Cellular's business, financial condition or results of operations.

The impact of the recent global spread of COVID-19 on U.S. Cellular's future operations is uncertain. Public health emergencies, such as COVID-19, pose the risk that U.S. Cellular or its associates, agents, partners and suppliers may be unable to conduct business activities for an extended period of time and/or provide the level of service expected. U.S. Cellular's ability to attract customers, maintain an adequate supply chain and execute on its business strategies and initiatives could be negatively impacted by this outbreak. Additionally, COVID-19 has caused and could continue to cause increased unemployment, economic downturn and credit market deterioration, all of which could negatively impact U.S. Cellular. The extent of the impact of COVID-19 on U.S. Cellular's business, financial condition and results of operations will depend on future circumstances, including the severity of the disease, the duration of the outbreak, actions taken by governmental authorities and other possible direct and indirect consequences, all of which are uncertain and cannot be predicted.

For more information about U.S. Cellular, visit:
U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Retail Connections
Postpaid
Total at end of period	4,372,000	4,359,000	4,383,000	4,395,000	4,414,000
Gross additions	129,000	132,000	170,000	163,000	137,000
Feature phones	3,000	2,000	2,000	3,000	5,000
Smartphones	82,000	88,000	128,000	121,000	97,000
Connected devices	44,000	42,000	40,000	39,000	35,000
Net additions (losses)	12,000	(26,000)	(12,000)	(19,000)	(26,000)
Feature phones	(8,000)	(10,000)	(11,000)	(11,000)	(10,000)
Smartphones	11,000	(10,000)	13,000	9,000	(1,000)
Connected devices	9,000	(6,000)	(14,000)	(17,000)	(15,000)
ARPU[1]	$46.24	$47.23	$46.57	$46.16	$45.90
ARPA[2]	$120.70	$122.92	$120.99	$119.87	$119.46
Churn rate[3]	0.89%	1.21%	1.38%	1.38%	1.23%
Handsets	0.71%	0.95%	1.11%	1.09%	0.97%
Connected devices	2.24%	3.11%	3.44%	3.44%	3.01%
Prepaid
Total at end of period	496,000	494,000	506,000	510,000	500,000
Gross additions	62,000	57,000	63,000	70,000	61,000
Net additions (losses)	2,000	(12,000)	(3,000)	9,000	(2,000)
ARPU[1]	$34.89	$34.07	$34.11	$34.35	$34.43
Churn rate[3]	4.05%	4.67%	4.40%	4.03%	4.20%
Total connections at end of period[4]	4,919,000	4,903,000	4,941,000	4,957,000	4,967,000
Market penetration at end of period
Consolidated operating population	31,292,000	31,292,000	30,740,000	31,310,000	31,310,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$168	$236	$243	$170	$195
Total cell sites in service	6,673	6,629	6,578	6,554	6,535
Owned towers	4,208	4,184	4,166	4,123	4,116

[1]
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

[2]	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

[3]	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

[4]	Includes reseller and other connections.

[5]	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$753	$757	(1)%	$1,515	$1,498	1%
Equipment sales	220	216	2%	422	441	(4)%
Total operating revenues	973	973	–	1,937	1,939	–

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	197	193	2%	377	369	2%
Cost of equipment sold	218	224	(3)%	435	458	(5)%
Selling, general and administrative	323	344	(6)%	659	669	(2)%
Depreciation, amortization and accretion	178	177	1%	354	345	3%
(Gain) loss on asset disposals, net	4	5	(19)%	8	7	7%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(2)	N/M
(Gain) loss on license sales and exchanges, net	—	—	N/M	—	(2)	N/M
Total operating expenses	920	943	(2)%	1,833	1,844	(1)%

Operating income	53	30	74%	104	95	9%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	44	40	8%	89	84	6%
Interest and dividend income	1	5	(79)%	5	11	(54)%
Interest expense	(25)	(29)	15%	(49)	(58)	17%
Other, net	—	—	N/M	—	(1)	N/M
Total investment and other income	20	16	31%	45	36	27%

Income before income taxes	73	46	60%	149	131	14%
Income tax expense	4	14	(71)%	8	41	(81)%
Net income	69	32	N/M	141	90	56%
Less: Net income attributable to noncontrolling interests, net of tax	1	1	42%	2	4	(51)%
Net income attributable to U.S. Cellular shareholders	$68	$31	N/M	$139	$86	62%

Basic weighted average shares outstanding	86	87	(1)%	86	87	(1)%
Basic earnings per share attributable to U.S. Cellular shareholders	$0.79	$0.36	N/M	$1.62	$0.99	63%

Diluted weighted average shares outstanding	87	88	(1)%	87	88	(1)%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.78	$0.35	N/M	$1.59	$0.97	64%
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2020	2019
(Dollars in millions)
Cash flows from operating activities
Net income	$141	$90
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	354	345
Bad debts expense	45	48
Stock-based compensation expense	17	25
Deferred income taxes, net	106	27
Equity in earnings of unconsolidated entities	(89)	(84)
Distributions from unconsolidated entities	90	76
(Gain) loss on asset disposals, net	8	7
(Gain) loss on sale of business and other exit costs, net	—	(2)
(Gain) loss on license sales and exchanges, net	—	(2)
Other operating activities	—	2
Changes in assets and liabilities from operations
Accounts receivable	23	3
Equipment installment plans receivable	22	(11)
Inventory	17	(4)
Accounts payable	55	(7)
Customer deposits and deferred revenues	(10)	8
Accrued taxes	(67)	3
Other assets and liabilities	(20)	(48)
Net cash provided by operating activities	692	476

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(471)	(282)
Cash paid for licenses	(144)	(255)
Cash received from investments	1	11
Cash paid for investments	(1)	(11)
Cash received from divestitures and exchanges	1	32
Advance payments for license acquisitions	(16)	—
Other investing activities	(1)	(1)
Net cash used in investing activities	(631)	(506)

Cash flows from financing activities
Issuance of long-term debt	125	—
Repayment of long-term debt	(4)	(10)
Common Shares reissued for benefit plans, net of tax payments	(8)	(8)
Repurchase of Common Shares	(23)	—
Payment of debt issuance costs	(4)	—
Distributions to noncontrolling interests	(1)	(2)
Other financing activities	(1)	(1)
Net cash provided by (used in) financing activities	84	(21)

Net increase (decrease) in cash, cash equivalents and restricted cash	145	(51)

Cash, cash equivalents and restricted cash
Beginning of period	291	583
End of period	$436	$532

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2020	December 31, 2019
(Dollars in millions)
Current assets
Cash and cash equivalents	$418	$285
Accounts receivable, net	954	1,010
Inventory, net	145	162
Prepaid expenses	50	50
Income taxes receivable	122	46
Other current assets	29	20
Total current assets	1,718	1,573

Licenses	2,621	2,471

Investments in unconsolidated entities	445	447

Property, plant and equipment, net	2,258	2,207

Operating lease right-of-use assets	914	900

Other assets and deferred charges	544	566

Total assets	$8,500	$8,164

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2020	December 31, 2019
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$4	$8
Accounts payable	294	304
Customer deposits and deferred revenues	139	148
Accrued taxes	30	30
Accrued compensation	53	76
Short-term operating lease liabilities	112	105
Other current liabilities	65	79
Total current liabilities	697	750

Deferred liabilities and credits
Deferred income tax liability, net	613	507
Long-term operating lease liabilities	874	865
Other deferred liabilities and credits	346	319

Long-term debt, net	1,625	1,502

Noncontrolling interests with redemption features	11	11

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,646	1,629
Treasury shares	(70)	(70)
Retained earnings	2,657	2,550
Total U.S. Cellular shareholders’ equity	4,321	4,197

Noncontrolling interests	13	13

Total equity	4,334	4,210

Total liabilities and equity	$8,500	$8,164

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
(Dollars in millions)
Cash flows from operating activities (GAAP)	$350	$189	$692	$476
Less: Cash paid for additions to property, plant and equipment	156	175	471	282
Free cash flow (Non-GAAP)[1]	$194	$14	$221	$194

[1]
Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.